Exhibit 3.4

CELANESE CORPORATION

AMENDED AND RESTATED BY-LAWS

Effective as of May 15, 2025

Article I

OFFICES

Section 1.01           Registered Office. The registered office and registered agent of the Corporation in the State of Delaware shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

Section 2.01           Annual Meetings. Annual meetings of stockholders may be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication as described in Section 2.11 of these By-laws in accordance with Section 211(a)(2) of the Delaware General Corporation Law (as it may be amended, the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled.

Section 2.02           Special Meetings. Subject to the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by the Chair of the Board of Directors, the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors, include the power to call special meetings of stockholders and no special meetings of stockholders shall be called by any other person or persons. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication as described in Section 2.11 of these By-laws in accordance with Section 211(a)(2) of the DGCL. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled.

Section 2.03           Notice of Stockholder Nominations and Other Business.

(A)            Annual Meetings of Stockholders.

(1)            Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (b) by or at the direction of the Chair of the Board of Directors or the Board of Directors; (c) by any stockholder of the Corporation who (x) is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the annual meeting; or (d) by one or more Eligible Holders (as defined below) pursuant to and in accordance with Section 2.03(B).

(2)            For nominations or other business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (c) of paragraph (A)(1) of this Section 2.03, the stockholder of record bringing the notice (“Noticing Stockholder”) must have delivered timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation, and any such proposed business other than nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, the Noticing Stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day nor earlier than the Close of Business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting, notice by the Noticing Stockholder to be timely must be so delivered not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. Public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice. Notwithstanding anything in this paragraph (A)(2) of this Section 2.03 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director proposed by the Board of Directors or specifying the size of the increased Board of Directors at least ten (10) days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with the second sentence of this paragraph (A)(2) of this Section 2.03, a Noticing Stockholder’s notice required by this Section 2.03(A) shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth (10th) day following the day on which a public announcement of such increase is first made by the Corporation.

(3)            To be in proper written form, such Noticing Stockholder’s notice also shall set forth:

(a)            as to each person whom the Noticing Stockholder proposes to nominate for election or re-election as a director: (i) the name, age and address (business and residential) of such person, (ii) a complete biography and statement of such person’s qualifications, including the principal occupation or employment of such person (at present and for the past five (5) years), (iii) the Specified Information (as defined below) for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such person, or any person acting in concert therewith, (iv) (A) a complete and accurate description of all agreements, arrangements and understandings (whether written or oral, and including promises) between each Holder and any Stockholder Associated Person (as such terms are defined below), on the one hand, and such person, on the other hand, including, without limitation, (x) to consult or advise on any investment or potential investment in a publicly listed company (including the Corporation), (y) to nominate, submit or otherwise recommend (including, without limitation, supporting, advocating for or otherwise taking action to further the consideration of) such person for appointment (or, for the avoidance of doubt, as a candidate for appointment) to any officer, executive officer or director role of any publicly listed company (including the Corporation) during the past ten (10) years, and (B) a complete and accurate description of the outcome of any situations described pursuant to the foregoing clause (A), (v) whether such person has (A) notified the board of directors of each publicly listed company at which such person serves as an officer, executive officer or director with respect to such person’s proposed nomination for election to the Board of Directors, and, (B) as applicable, received all necessary consents to serve on the Board of Directors if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how such person intends to address such failure to receive such necessary consents), (vi) whether such person’s nomination, election or appointment, as applicable, would violate or contravene a corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy of any publicly listed company at which such person serves as an officer, executive officer or director, and, if so, a description of how such person intends to address such violation or contravention, (vii) the first date of contact between any Holder and/or Stockholder Associated Person, on the one hand, and such person, on the other hand, with respect to the Corporation, (viii) the amount and nature of any direct or indirect economic or financial interest, if any, of such person, or of any immediate family member of such person, in any funds or vehicles managed by, under common management with or affiliated with any Holder or Stockholder Associated Person, (ix) a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three (3) years or were offered during the past three (3) years (whether accepted or declined), and any other material relationships, between or among the Holders or any Stockholder Associated Person, on the one hand, and such person, and any member of the immediate family of such person, and such person’s respective Affiliates and Associates, or others acting in concert therewith, or any other person or persons, on the other hand (including the names of such persons) and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K (“Regulation S-K”) under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant, (x) information relevant to a determination of whether such person can be considered an independent director, (xi) any other information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitation of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serving as a director if elected), and (xii) a completed and signed questionnaire, representation and agreement and any and all other information required by paragraph (A)(3)(e) of this Section 2.03;

(b)            as to any other business that the Noticing Stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) any material interest of each Holder and each Stockholder Associated Person, if any, in such business, (iv) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the Corporation, the text of the proposed amendment), and (v) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder;

(c)            as to the Noticing Stockholder and the beneficial owner, if any, on whose behalf the nomination is made or the other business is being proposed (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”): (i) the name and address of each Holder, as the name and address appear on the Corporation’s books, and the name and address of each Stockholder Associated Person, if any, (ii) as of the date of the notice (which information, for the avoidance of doubt, shall be updated and supplemented pursuant to paragraph (D)(3) of this Section 2.03), (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, held of record or owned beneficially by each Holder and any Stockholder Associated Person (provided that, for the purposes of this Section 2.03(A), any such person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)), (B) any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by each Holder and any Stockholder Associated Person, (C) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Stockholder Associated Person, on the one hand, and any person acting in concert therewith, on the other hand, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Stockholder Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation (any of the foregoing, a “Short Interest”), and any Short Interest held by each Holder or any Stockholder Associated Person within the last twelve (12) months in any class or series of the shares or other securities of the Corporation, (E) any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by each Holder or any Stockholder Associated Person that are separated or separable from the underlying shares of stock or other security of the Corporation, (F) any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Stockholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity, (G) any performance-related fees (other than an asset-based fee) that each Holder or any Stockholder Associated Person is or may be entitled to based on any increase or decrease in the value of stock or other securities of the Corporation or Derivative Instruments, if any, including without limitation, any such interests held by members of the immediate family sharing the same household of such Holder or any Stockholder Associated Person, (H) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Stockholder Associated Person, if any, in the outcome of any (x) vote to be taken at any annual or special meeting of stockholders of the Corporation or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these By-laws, (I) any direct or indirect legal, economic or financial interest or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by each Holder or any Stockholder Associated Person, (J) any direct or indirect interest of each Holder or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (K) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate (subclause (A)(3)(c)(ii) of this Section 2.03 shall be referred to as the “Specified Information”), (iii) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, (iv) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Stockholder Associated Person, if any, (v) any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (vi) a representation by the Noticing Stockholder as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends: (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee or approve or adopt the other business being proposed and/or (B) otherwise to solicit proxies from stockholders in support of such nomination or other business, (vii) a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder of the Corporation, (viii) the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision), (ix) the names and addresses of other stockholders (including beneficial owners) known by any of the Holder or Stockholder Associated Person to support such proposal(s) or nomination(s), and to the extent known the class or series and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and (x) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.

(d)            The Corporation may also, as a condition to any such nomination or business being deemed properly brought before a meeting of stockholders, require any Holder or any proposed nominee to deliver to the Secretary, within five (5) Business Days of any such request, such other information as may reasonably be requested by the Corporation, including (i) such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, and (y) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (ii) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(e)            In addition to the other requirements of this Section 2.03, each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.03) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request) that such person (A) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (for purposes of paragraphs (A) and (C) of Section 2.03, a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (D) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.

(B)            Stockholder Nominations Included in the Corporation’s Proxy Materials.

(1)            Subject to the provisions of paragraph (B) of this Section 2.03, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for an annual meeting of stockholders: (a) the name of each person nominated for election (the “Nominee”), which shall also be included on the Corporation’s form of proxy for the applicable annual meeting, by any Eligible Holder or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a qualifying group) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in paragraph (B) of this Section 2.03 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”); (b) disclosure about the Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission (“SEC”) or other applicable law to be included in the proxy statement; (c) a statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to clause (b) of paragraph (B)(5) of this Section 2.03), if such statement does not exceed 500 words; and (d) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to paragraph (B) of this Section 2.03. For the avoidance of doubt, and any other provision of these By-laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Nominating Stockholder and/or Nominee, including any information provided to the Corporation with respect to the foregoing.

(2)            (a) The Corporation shall not be required to include in any proxy statement for an annual meeting of stockholders more Nominees than that number of directors constituting, the greater of (A) two directors and (B) such whole number not exceeding 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to paragraph (B) of this Section 2.03 (such number of Nominees, subject to the following provisos, the “Maximum Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in paragraph (B)(4) of this Section 2.03, but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. (b) The Maximum Number for a particular annual meeting shall be reduced by: (i) the number of Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting, (ii) the number of such director candidates for which the Corporation has received one or more valid stockholder notices nominating director candidates pursuant to paragraph (A) of this Section 2.03 of these By-laws, (iii) the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of common stock of the Corporation by such stockholder or group of stockholders from the Corporation), other than any such director referred to in this clause (iii) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors of the Corporation, for the preceding three annual meetings, but only to the extent the Maximum Number after such reduction with respect to this clause (iii) equals or exceeds one and (iv) the number of incumbent directors who had been Nominees with respect to any of the preceding three annual meetings of stockholders and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. (c) If, pursuant to paragraph (B) of this Section 2.03, the number of Nominees for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position of each Nominating Stockholders, as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in paragraph (B)(4) of this Section 2.03, a Nominating Stockholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (i) shall not be required to include in its proxy statement or form of proxy or other filings required to be made in connection with solicitations of proxies the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or form of proxy or other filings required to be made in connection with solicitations of proxies, that the Nominee will not be included as a Nominee in the proxy statement or on any or form of proxy or other filings required to be made in connection with solicitations of proxies and will not be voted on at the annual meeting.

(3)            (a) An “Eligible Holder” is a person who has either (i) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.03(B) continuously for the three-year period specified in clause (b) of this paragraph or (ii) provides to the Secretary of the Corporation, within the time period referred to in paragraph (B)(4), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) (or any successor thereof) promulgated under the Exchange Act.

(b)            An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with paragraph (B) of this Section 2.03 only if the person or group has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in paragraph (B) of this Section 2.03, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.

(c)            The “Minimum Number” of shares of the Corporation’s common stock means 3% of the total number of outstanding shares of the Corporation’s common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(d)            For purposes of paragraph (B) of this Section 2.03, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both: (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) of this clause (d) shall not include any shares: (A) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five Business Days’ notice and has recalled such loaned shares as of the date of the Nomination Notice and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(e)            No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(4)            To nominate a Nominee pursuant to this Section 2.03, the Nominating Stockholder must, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”): (a) a Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC’s rules; (b) a written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (i) the information required with respect to the nomination of directors pursuant to paragraph (A)(3) of this Section 2.03; (ii) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (iii) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (iv) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (v) a representation and warranty that the Nominee: (A) does not have any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Director Independence Standards, as most recently published on the Corporation’s website, and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded; (B) meets the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded; (C) is a “non-employee director” for the purposes of Rule 16b-3 (or any successor thereof) under the Exchange Act; (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and (E) is not and has not been subject to any event specified in Rule 506(d)(1) (or any successor thereof) of Regulation D under the Securities Act or Item 401(f) (or any successor thereof) of Regulation S-K, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; (vi) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in paragraph (B)(3) of this Section 2.03 and has provided evidence of ownership to the extent required by clause (a) of paragraph (B)(3) of this Section 2.03; (vii) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in paragraph (B)(3) of this Section 2.03 through the date of the annual meeting; (viii) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (ix) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successors thereof) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board of Directors; (x) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting; (xi) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (or any successors thereof); and (xii) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; (c) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (i) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (ii) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (iii) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (iv) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and its affiliates and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under paragraph (B) of this Section 2.03; and (v) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in paragraph (B)(3) of this Section 2.03, to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (d) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee: (i) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; (ii) that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Business Conduct Policy and any other Corporation policies and guidelines applicable to directors; and (iii) that the Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (B) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (for purposes of this paragraph (B) of Section 2.03, a “Voting Commitment”) that has not been disclosed to the Corporation or (C) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law. The information and documents required by this paragraph shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) (or any successors thereof) of Schedule 14N in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this paragraph (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(5)            (a) Notwithstanding anything to the contrary contained in paragraph (B) of this Section 2.03, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (i) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to paragraph (B) of this Section 2.03 or the Nominating Stockholder withdraws its nomination; (ii) the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-laws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (iii) the Nominee was nominated for election to the Board of Directors pursuant to paragraph (B) of this Section 2.03 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the votes cast for such Nominee; (iv) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (v) the Corporation is notified, or the Board of Directors acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in paragraph (B)(3) of this Section 2.03, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under paragraph (B) of this Section 2.03.

(b)            Notwithstanding anything to the contrary contained in paragraph (B) of this Section 2.03, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that: (i) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (ii) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) the inclusion of such information in the proxy statement would otherwise violate SEC’s proxy rules or any other applicable law, rule or regulation.

(C)            Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the special meeting of stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any Noticing Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Noticing Stockholder’s notice as required by paragraphs (A)(2) and (A)(3) of this Section 2.03 shall be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above.

(D)            General.

(1)            Only such persons who are nominated in accordance with the procedures set forth in paragraphs (A) and (C) of this Section 2.03 (in the case of an annual or special meeting) or paragraph (B) of this Section 2.03 (solely in the case of an annual meeting) shall be eligible for election to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chair of the Board of Directors shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws (including whether the Noticing Stockholder or other Holder, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Stockholder’s nominee or other business in compliance with such stockholder’s representation as required by clause (c)(vi) of paragraph A(3) of this Section 2.03). If any proposed nomination or other business was not made or proposed in compliance with these By-laws, the chair of the meeting of stockholders shall have the power and duty to declare to the meeting that any such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these By-laws, and that such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted. Notwithstanding anything to the contrary in these By-laws, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the annual or special meeting, as applicable, to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a “qualified representative” of the Noticing Stockholder, a person must be authorized by a document authorizing another person or persons to act for such stockholder as proxy at the meeting of stockholders and such person must produce the document or a reliable reproduction of such document at the meeting of stockholders. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which such inspectors or such persons relied.

(2)            Nothing in these By-laws shall be deemed to affect any rights (i) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, or (ii) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement.

(3)            In addition, to be considered timely, a Noticing Stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) Business Days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation not later than eight (8) Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

(E)            Definitions. For purposes of these By-laws,

(1)            “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(2)            “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(3)            “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Irving, Texas or New York, New York are authorized or obligated by law or executive order to close;

(4)            “Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(5)            “delivered” shall mean, both (a) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (b) electronic mail to the Secretary;

(6)            “public announcement” shall mean disclosure: (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, as reported by the Dow Jones News Service, Associated Press or a comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(7)            “Stockholder Associated Person” shall mean, as to any Holder, (i) any person acting in concert with such Holder, (ii) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith, and (iii) any member of the immediate family of such Holder or an Affiliate or Associate of such Holder.

For purposes of these By-laws, the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where a reference in these By-laws is made to any statue or regulation, such reference shall be to (1) the statute or regulation as amended from time to time (except as context may otherwise require) and (2) any rules or regulations promulgated thereunder.

Section 2.04           Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely written notice or electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.05           Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders.

Section 2.06           Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence, at each meeting of the stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast; provided, that each director shall be elected by the vote of the plurality of the votes cast at each meeting of the stockholders for the election of directors at which a quorum is present and for which (x) the Secretary of the Corporation receives notice that one or more stockholders has proposed to nominate one or more persons for election or re-election to the Board of Directors, which notice purports to be in compliance with the advance notice requirements for stockholder nominations set forth in these By-laws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (y) such nomination or nominations have not been formally and irrevocably withdrawn by such stockholder(s) on or prior to the date that is ten (10) days in advance of the date that the Corporation gives notice of the meeting to the stockholders. For purposes of this Section, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of shares voted ‘against’ that director. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, the Board of Directors may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these By-laws.

Section 2.07           Chair of Meetings. The Chair of the Board of Directors, if one is elected, or, in the Chair’s absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders. In case of the absence or disability of the Chair of the Board of Directors and the President, the Board of Directors shall select a director to preside.

Section 2.08           Secretary of Meeting. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chair of the Board of Directors or the President shall appoint a person to act as Secretary at such meetings.

Section 2.09           Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly held meeting of stockholders of the Corporation at which a quorum is present or represented and may not be effected by any consent in writing or by electronic transmission of such stockholders.

Section 2.10           Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the vote of a majority of the votes cast shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. In addition, the person presiding over a meeting of stockholders of the Corporation in accordance with these By-laws may adjourn any meeting of stockholders for any reason by or at the direction of the Board of Directors. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.11           Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a)            participate in a meeting of stockholders; and

(b)            be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that

(i)            the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii)           the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii)          if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.12           Conduct of Meeting. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chair of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By-laws and, if any proposed nomination or other business is not in compliance with these By-laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, right and authority to convene, recess or adjourn any meeting of stockholders.

Article III

BOARD OF DIRECTORS

Section 3.01           Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation.

Section 3.02           Number and Term. Subject to the Certificate of Incorporation, the number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors shall be elected by the stockholders at their annual meeting, and the term of each elected director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders.

Section 3.03           Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.04           Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation.

Section 3.05           Vacancies and Newly Created Directorships. Vacancies occurring on the Board of Directors and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation.

Section 3.06           Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or the director elected by the non-employee, independent directors to serve as Lead Director (if a director has been so elected and is serving in such capacity prior to the meeting), and shall be called by the Chair of the Board of Directors, the Lead Director or the Secretary if directed by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors. At least one Business Day before each special meeting of the Board of Directors, written or oral (either in person or by telephone), notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, shall be given to each director.

Section 3.07           Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors; provided, however, that if at the time of a meeting of the Board of Directors, (a) there are one or more vacancies on the Board of Directors due to death or resignation, and/or (b) one or more members of the Board of Directors is absent from a meeting due to disability, incapacity or an emergency, then one-third (1/3) of the total number of directors shall constitute a quorum for purposes of any meeting. Nothing in this Section 3.07 shall relieve the Corporation of the obligation to provide notice of any meeting of the Board of Directors in accordance with Section 3.06 of these By-laws.

Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.08           Committees. The Board of Directors may by resolution designate one or more committees, including but not limited to an Audit Committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any by-law of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

A majority of the directors then serving on a committee of the Board of Directors shall constitute a quorum for the transaction of business by the committee; provided, however, that if there are an even number of members then serving on a committee, the number of directors which shall constitute a quorum of such committee shall be one-half of the total number of members of the committee. The vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

Section 3.09           Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 3.10           Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefore.

Section 3.11           Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.

Article IV

OFFICERS

Section 4.01           Number. The officers of the Corporation shall include a President and a Secretary, both of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chair of the Board of Directors, one or more Vice Presidents, including an Executive Vice President, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board of Directors. Any number of offices may be held by the same person.

Section 4.02           Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

Section 4.03           Chair. The Chair of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the Chair of the Board of Directors shall have such powers and perform such other duties as from time to time may be assigned to the Chair by the Board of Directors.

Section 4.04           President. The President shall be the Chief Executive Officer of the Corporation. The President shall exercise such duties as customarily pertain to the office of President and Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. The President shall perform such other duties as prescribed from time to time by the Board of Directors or these By-laws.

In the absence, disability or refusal of the Chair of the Board of Directors to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and, if such person is a director, of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 4.05           Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to such Vice President or such Executive Vice President by the President or the Board of Directors.

Section 4.06           Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefore. The Treasurer shall render to the President and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of the Treasurer’s duties in such amount and with such surety as the Board of Directors shall prescribe.

The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to the Treasurer by the Board of Directors.

Section 4.07           Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these By-laws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.

Section 4.08           Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

Section 4.09           Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the President or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

Section 4.10           Contracts and Other Documents. The President, the Chief Financial Officer, the Treasurer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 4.11           Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors (subject to any employment agreements that may then be in effect between the Corporation and the relevant officer). None of such officers shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

Section 4.12           Ownership of Stock of Another Corporation. Unless otherwise directed by the Board of Directors, the President or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 4.13           Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform such officer’s duties, the Board of Directors may delegate to another officer such powers or duties.

Section 4.14           Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03 of these By-laws.

Section 4.15           Vacancies. The Board of Directors shall have power to fill vacancies occurring in any office.

Article V

STOCK

Section 5.01           Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by any two authorized officers of the Corporation. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

Section 5.02           Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued unless, at such time, such class or series of stock shall be uncertificated shares. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 5.03           Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in their discretion, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

Section 5.04           Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of the determination of stockholders entitled to vote at the meeting, the record date shall be the same date as the record date for the determination of stockholders entitled to notice of the meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at the meeting; (c) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (d) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If after the adjournment a new record date for the determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 5.05           Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Article VI

NOTICE AND WAIVER OF NOTICE

Section 6.01           Notice. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these By-laws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232 of the DGCL.

Section 6.02           Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Article VII

INDEMNIFICATION

Section 7.01           Indemnification Respecting Third Party Claims.

(A)            Indemnification of Directors and Officers. The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify in accordance with the following provisions of this Article any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when such person was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an “Affiliated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 7.06 of this Article.

(B)            Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 7.01.

Section 7.02           Indemnification Respecting Derivative Claims.

(A)            Indemnification of Directors and Officers. The Corporation, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware as in effect from time to time shall indemnify, in accordance with the following provisions of this Article, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when such person was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 7.06 of this Article.

(B)            Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 7.02.

Section 7.03           Determination of Entitlement to Indemnification. Any indemnification to be provided under Section 7.01 or 7.02 of this Article (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made in accordance with any applicable procedures authorized by the Board of Directors and in accordance with the DGCL. In the event a request for indemnification is made by any person referred to in paragraph (a) of Section 7.01 or 7.02 of this Article, the Corporation shall use its best efforts to cause such determination to be made not later than 90 days after such request is made.

Section 7.04           Right to Indemnification in Certain Circumstances.

(A)            Indemnification of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (A) or (B) of Section 7.01 or 7.02 of this Article, in defense of any claim, issue or matter therein, or in any action, suit or proceeding brought by the director or officer to enforce rights to indemnification or advancement of expenses and costs granted pursuant to this Article, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

(B)            Indemnification for Service As a Witness. To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of such person’s services as a director or officer of the Corporation or such person’s service as a Subsidiary Officer of an Affiliated Entity at a time when such person was a director or officer of the Corporation (assuming such person is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Affiliated Entity) but excluding service as a witness in an action or suit commenced by such person (unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chair, a Vice Chair or the Chief Executive Officer of the Corporation), the Corporation shall indemnify such person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within 45 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.

Section 7.05           Advances of Expenses.

(A)            Advances to Directors and Officers. To the fullest extent not prohibited by applicable law, expenses and costs, incurred by any person referred to in paragraph (a) of Section 7.01 or 7.02 of this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article.

(B)            Advances to Employees and Agents. To the fullest extent not prohibited by applicable law, expenses and costs incurred by any person referred to in paragraph (B) of Section 7.01 or 7.02 of this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article.

Section 7.06           Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

Section 7.07           Corporate Obligations; Reliance. The rights granted pursuant to this Article shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to directors and officers of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article, without giving notice thereof to the Corporation.

Section 7.08           Accrual of Claims; Successors. The indemnification and advancement of expenses and costs provided or permitted under the foregoing provisions of this Article shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses and costs as provided under the foregoing provisions of this Article shall continue after such person shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person. Any repeal or modification of the provisions of this Article shall be prospective only and shall not adversely affect the rights of any person who is or was a director, officer, employee or agent of the Corporation hereunder at the time of any act or omission occurring prior to such repeal or modification.

Section 7.09           Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

Section 7.10           Definitions of Certain Terms. For purposes of this Article: (i) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to “serving at the request of the Corporation” shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and (iv) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article.

Article VIII

EXCLUSIVE FORUM

Section 8.01           Exclusive Forum.

(A)            Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer, other employee or stockholder of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-laws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

(B)            Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time) shall be the federal district courts of the United States; provided, however, that if the foregoing provisions of this Section 8.01(B) are, or the application of such provisions to any person or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time) shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware).

Article IX

MISCELLANEOUS

Section 9.01           Electronic Transmission. For purposes of these By-laws, (1) “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, (2) “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information) and (3) “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

Section 9.02           Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 9.03           Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.

Section 9.04           Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.05           Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

28